Exhibit 99.9

Reactive FAQ

Why are you merging?

By combining the complementary strengths of both companies, we will be better positioned to address evolving customer needs ensure creators have the opportunity to reach audiences around the world. The combined company will enable greater capacity to invest in innovative content creation, expanded event coverage and cutting-edge customer-facing technologies and capabilities such as search and emerging formats like 3D and generative AI.

How will this merger benefit the creator community?

This merger is about simplification, growth and opportunity. Together, we can invest in unified tools and services, reach a wider audience, and offer new ways for creators to maximize the value of their work.

What changes can I expect to see in the near future?

Until the transaction closes, it’s business as usual. You can continue to use the platforms and tools as you do today. Once the transaction closes, we will communicate any changes, including potential enhancements to tools, features, or opportunities, and ensure you’re informed every step of the way.

Will my existing agreements or licensing terms change?

No, your existing agreements and licensing terms will remain unchanged as we work through the integration process. If there are any future updates, we will communicate them transparently and provide ample notice.

Will my rights to my work be affected by this merger?

Absolutely not. Your rights to your work remain the same. The merger does not change the ownership or protection of your intellectual property.

If I’m currently signed with both companies, what happens to my contracts?

Nothing changes between now and closing as a result of the proposed merger. If you have contracts with both companies, we will review them as part of the integration process and ensure there is no disruption post-closing. To the extent necessary, we will notify you with clear guidance on next steps.

Will there be changes to the way royalties are calculated or paid?

There are no changes to royalty calculations or payment schedules. If updates are made in the future, we are committed to transparency and will provide detailed information well in advance.

Will my royalty payments be impacted during the transition?

No, royalty payments will not be impacted during the transition. You will continue to receive payments on the same schedule and under the same terms as before.

Does this merger mean you'll be reducing royalties or cutting payments to creators to increase profits?

There are no plans to reduce royalties or cut payments. Our priority remains fair compensation for your work, and we will continue to ensure that creators are paid appropriately. This merger is about creating efficiencies and opportunities that can lead to greater value for creators and customers in the long term.

Won’t this merger reduce competition and reduce the value of my work?

Absolutely not. Our goal is to create a platform where creators have access to more opportunities and better tools to succeed. We are focused on building a thriving, competitive marketplace that benefits creators by driving innovation and value and providing an expanded set of options for creators to monetize their content.

How will the combined business approach content exclusivity?

Your existing agreements and licensing terms will remain unchanged between now and closing as we work through the integration process. If there are any future updates, we will communicate them transparently and provide ample notice.

Does this mean more of my work will be used to train AI models?

We have been clear and purposeful in our approach to leveraging responsible generative AI and ensuring it continues to be paired with human creativity. We do not train AI models using any editorial content and we have established clear parameters for sharing revenue with creators for use of permissioned content. As a combined business, we are committed to harnessing the opportunity of AI while ensuring fair use rights are respected and creators are appropriately rewarded for their immense contributions to society.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, Getty Images intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include an information statement of Getty Images and a proxy statement of Shutterstock and that also will constitute a prospectus with respect to shares of Getty Images’ common stock to be issued in the transaction (the “joint proxy and information statement/prospectus”). Each of Getty Images and Shutterstock may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This press release is not a substitute for the joint proxy and information statement/prospectus or any other document that Getty Images or Shutterstock may file with or furnish to the SEC. The joint proxy and information statement/prospectus (if and when available) will be mailed to stockholders of Getty Images and Shutterstock. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the joint proxy and information statement/prospectus (if and when available) and other documents containing important information about Getty Images, Shutterstock and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Getty Images will be available free of charge on Getty Images’ website at investors.gettyimages.com or by contacting Getty Images’ Investor Relations department by email at investorrelations@gettyimages.com. Copies of the documents filed with or furnished to the SEC by Shutterstock will be available free of charge on Shutterstock’s website at investor. shutterstock.com or by contacting Shutterstock’s Investor Relations department by email at IR@Shutterstock.com.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ proxy statement for its 2024 annual meeting of stockholders, which was filed with or furnished to the SEC on April 24, 2024. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy and information statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

The statements in this communication, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this communication relate to, among other things, obtaining applicable regulatory and stockholder approvals on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. Important factors that could cause actual results to differ materially from such forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all. A more fulsome discussion of the risks related to the proposed transaction will be included in the joint proxy and information statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is, and the list of factors presented in the joint proxy and information statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.